                                                                  EXHIBIT (b)(5)

                                     WAIVER
                          DATED AS OF AUGUST 7, 2000 TO
                         MULTICURRENCY CREDIT AGREEMENT
                           DATED AS OF MARCH 18, 1998

                  THIS WAIVER, dated as of August 7, 2000 (this "WAIVER") is entered into among MIDDLEBY MARSHALL INC., a Delaware corporation ("MIDDLEBY"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "BORROWER" and collectively, the "BORROWERS"), and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association (the "BANK").

                                    RECITALS:

                  A. The Borrowers and the Bank have entered into a Multicurrency Credit Agreement dated as of March 18, 1998, as amended by that certain First Amendment dated as of July 4, 1998, that certain Second Amendment and Waiver dated as of March 31, 1999 and that certain Third Amendment dated as of March 31, 2000 (as amended, modified or supplemented, the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

                  B. The Borrowers have requested, and the Bank has agreed, that the Bank shall waive any Default or Event of Default arising out of the Borrowers' prepayment of principal amount outstanding under the Note Agreement.

                  C. Therefore, the parties hereto agree as follows:

                  1. CONSENT AND WAIVER. The Bank hereby consents to, and waives any Default or Event of Default and notice requirement occurring or arising under the Agreement or any Loan Document upon the occurrence of or as a result of (i) prepayment in full, and the full and complete satisfaction of, liabilities of the Borrowers in connection with and under the Note Agreement and
(ii) repurchase of 250,000 warrants held by the "Note Holders," as defined in the Note Agreement.

                  2. CONDITIONS PRECEDENT. This Waiver shall be effective as of the date first written above upon the receipt by the Bank of a copy of a waiver executed by all parties to this Waiver, in form and substance satisfactory to the Bank.

                  3. RELEASE. The Bank hereby agrees to the termination of the Support Agreement to be effective as of the effective date of this Waiver.

                  4.  GENERAL.

                  4.1 EXPENSES. The Borrowers agree to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Bank), incurred by the Bank in connection with the preparation, negotiation and execution of this Waiver.

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                  4.2 LAW. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  4.3 SUCCESSORS. This Waiver shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank.

                  4.4 CONFIRMATION OF THE AGREEMENT. Except as modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  4.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as modified hereby.

                  4.6 COUNTERPARTS. This Waiver may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  4.7 REAFFIRMATION OF GUARANTY. Middleby and Middleby Worldwide, Inc. (formerly known as Asbury Associates, Inc.), as guarantors (the "GUARANTORS") pursuant to that certain Continuing Guaranty (Multicurrency) dated as of March 18, 1998 (the "GUARANTY") executed by the Guarantors in favor of the Bank hereby acknowledge and affirm to the Bank that notwithstanding the execution and delivery of this Waiver, the Guarantors hereby re-confirm the Guaranty and are and continue to be primarily liable for the Liabilities, as defined in the Guaranty.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                   MIDDLEBY MARSHALL INC., as Borrower
                   and Guarantor

                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY PHILIPPINES CORPORATION,
                   as Borrower

                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY JAPAN CORPORATION, as
                   Borrower

                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY TAIWAN CORPORATION
                   (f/k/a Asbury Worldwide (Taiwan) Co., Ltd.), as Borrower

                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY WORLDWIDE, INC. (f/k/a Asbury
                   Associates, Inc.), as Borrower and Guarantor

                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY KOREA CORPORATION (f/k/a Asbury
                   Worldwide Korea Co., Ltd.), as Borrower


                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   INTERNATIONAL CATERING EQUIPMENT
                   AND SUPPLIES, INC., as Borrower


                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY MEXICO, S.A. DE C.V. (f/k/a
                   Asbury Mexico, S.A. DE C.V.), as Borrower


                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   MIDDLEBY WORLDWIDE SPAIN, S.L. (f/k/a
                   Asbury, S.L.), as Borrower


                   By: David B. Baker
                       --------------
                   Name: David B. Baker
                   Title: Chief Financial Officer

                   BANK OF AMERICA, N.A. (successor to Bank of America National Trust and Savings
                   Association), as Bank


                   By: George C. Lyman
                       ---------------
                   Name: George C. Lyman
                   Title: Senior Vice-President



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